As filed with the Securities and Exchange Commission on November 29, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0351734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park, Building No. 20 Haifa 31905  Israel
Tel:  011 972 74 710 7171
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Nevada Agency And Transfer Company 50 West Liberty Street Suite 880 Reno, Nevada, 89501 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Edwin L. Miller Jr., Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02110 Telephone: (617) 338-2800 Fax: (617) 338-2880

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	4,375,000		$1.38	6,037,500	$430.47
Common Stock	2,776,049	(3)	$1.38	3,830,947.6	$273.15
Total	7,151,049				$703.62

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, in addition to the number of shares of common stock listed above, there are being registered hereby an additional indeterminate number of shares of common stock as may become issuable to the Selling Shareholders (as defined herein) as a result of stock splits, stock dividends and similar transactions, and, in any such event, the number of shares registered hereby shall be automatically increased to cover the additional shares.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the registrant’s common stock on the Nasdaq Capital Market on November 23, 2010.

(3)
Represents shares of common stock being registered for resale by certain Selling Shareholders which are issuable upon exercise of certain Warrants (as defined herein) pursuant to agreements between the registrant and those Selling Shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated November 29, 2010

PLURISTEM THERAPEUTICS INC.

Resale of 7,151,049 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 7,151,049 shares of common stock, par value $0.00001, or the Shares, that have been issued or are issuable to the selling shareholders, or, the Selling Shareholders, identified under the heading “Selling Shareholders” in this prospectus, as follows:

•	4,375,000 Shares issued to certain Selling Shareholders, or the Issued Shares; and

•	An aggregate 2,776,049 Shares issuable upon exercise of warrants, or the Warrants issued to the Selling Shareholders, or the Warrant Shares.

The Selling Shareholders may sell the Issued Shares and the Warrant Shares from time to time on the Nasdaq Capital Market or any exchange on which the stock of our company may be listed in the future at the prevailing market price or in negotiated transactions or in any other manner specified under “Plan of Distribution” in this prospectus.

We are not selling any Shares in this offering and therefore will not receive any proceeds from the resale of Shares pursuant to this offering.  We received proceeds from the sale of the Issued Shares as part of a private placement that closed on October 18, 2010, as further described in this prospectus.  We may also receive proceeds from the Warrants held by some of the Selling Shareholders, of which the underlying Warrant Shares are being registered hereby, if the Selling Shareholders exercise those Warrants through a cash exercise.

Our Shares are traded on the Nasdaq Capital Market under the symbol “PSTI”.

Before buying Shares you should carefully read this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus  is dated____________, 2010.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and, to our knowledge, the Selling Shareholders have not, authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, the Selling Shareholders may offer up to a total of 7,151,049 Shares, from time to time, in one or more offerings in any manner described under the section in this prospectus entitled “Plan of Distribution.”

References in this prospectus to “we,” “us,” “the company,” “our” or “Pluristem” mean Pluristem Therapeutics Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. All statements, other than statements of historical fact, that we include in this prospectus, any prospectus supplement and in the documents we incorporate by reference in this prospectus, may be deemed forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act. We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and any document incorporated by reference. We caution you that, except as otherwise required by law, we do not undertake any obligation to update forward-looking statements we make.

OUR COMPANY

We are a bio-therapeutics company dedicated to the commercialization of non-personalized (allogeneic) cell therapy products for the treatment of several severe degenerative, ischemic and autoimmune disorders.  We are developing a pipeline of products, stored ready-to-use, that are derived from human placenta, a non-controversial, non-embryonic, adult stromal cell source. The placental adherent stromal cells are grown in the company's proprietary PluriX™ three-dimensional bioreactor, which imitates the natural microstructure of the body.

Pluristem's first product in development, PLX-PAD, is intended to improve the quality of life of people suffering from peripheral artery disease, or PAD. Phase I clinical trials for PLX-PAD are in progress in Germany and the U.S.  The Phase I study is designed to evaluate the safety of using PLX-PAD in patients with critical limb ischemia, the final stage of PAD.

USE OF PROCEEDS

       We will not receive any proceeds from the sale of the Shares by the Selling Shareholders. However, if the Warrants are exercised in full through a cash exercise, we would realize proceeds before expenses in the amount of approximately $4,933,760. The net proceeds of the exercise of the Warrants will be used for working capital and general corporate purposes.

SELLING SHAREHOLDERS

The Issued Shares being offered by the Selling Shareholders were acquired in a private placement that closed on October 18, 2010, or the Private Placement.  The Warrant Shares being offered by the Selling Shareholders are issuable upon exercise of Warrants purchased in the Private Placement by certain Selling Shareholders and Warrants granted to certain Selling Shareholders as compensation for their services in facilitating the Private Placement.  For additional information regarding the issuance of the Issued Shares and the Warrants, see “The Private Placements Pursuant To Which We Issued Securities to the Selling Shareholders”.  We are registering the Shares in order to permit the Selling Shareholders to offer the same for resale from time to time.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Shares and by each of the Selling Shareholders.

Under the terms of the Warrants, a Selling Shareholder may not exercise the Warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.999% of our then outstanding Shares following such conversion, excluding for purposes of such determination Warrant Shares which have not been exercised. The Share number in the table below do not reflect this limitation. The Selling Shareholders may sell all, some or none of their Shares in this offering. See "Plan of Distribution."

To our knowledge, and except as indicated in the footnotes to the table below, none of the Selling Shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities.

Except as indicated in the footnotes to the table below, to our knowledge, none of the Selling Shareholders is a director, officer, consultant or holder of 10% or more of our shares, or a broker-dealer or an affiliate of a broker-dealer. The information provided in the table below with respect to each Selling Shareholder has been obtained from that Selling Shareholder.

Name	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (a)		Percentage of Common Stock Outstanding	Number of Issued Shares Being Offered Hereby (b)	Number of Warrant Shares Being Offered Hereby (c)	Number of Shares of Common Stock to be Owned After Completion of the Offering (d)	Percentage of Common Stock Outstanding After Completion of the Offering
A.S. Bartman Investments Ltd. (1)	200,000		*	125,000	75,000	-	*

Alpha Capital Anstalt (2)	333,334		1.3%	208,334	125,000	-	*

Mr. Avinoam Wagner (3)	90,343		*	27,778	16,667	45,898	*

Cranshire Capital, L.P. (4)	664,493		2.5%	197,917	118,750	347,826	1.3%

DAFNA Lifescience Ltd. (5)	115,194		*	52,084	31,250	31,860	*

DAFNA Lifescience Market Neutral Ltd. (6)	83,520		*	37,500	22,500	23,520	*

DAFNA Lifescience Select Ltd. (7)	268,548		1.0%	118,750	71,250	78,548	*

Mr. Dani Younisian (8)	144,000		*	50,000	30,000	64,000	*

Mr. David Nissim (9)	256,000	(9)	*	40,000	24,000	80,000	*

Mr. Eliezer Chen (10)	252,858		*	125,000	75,000	52,858	*

Fidelity Venture Capital (11)	160,000		*	100,000	60,000	-	*

Freestone Advantage Partners, L.P. (12)	16,666		*	10,416	6,250	-	*

Gaya D Ltd. (13)	112,000		*	70,000	42,000	-	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (a)	Percentage of Common Stock Outstanding	Number of Issued Shares Being Offered Hereby (b)	Number of Warrant Shares Being Offered Hereby (c)	Number of Shares of Common Stock to be Owned After Completion of the Offering (d)	Percentage of Common Stock Outstanding After Completion of the Offering
GCA Strategic Investment Fund Limited (14)	636,624	2.4%	208,334	125,000	303,290	1.1%

Industries and Investments of Sefen Limited (15)	376,000	1.4%	235,000	141,000	-	*

JGB Capital LP (16)	26,667	*	16,667	10,000	-	*

JGB Capital Offshore Ltd. (17)	40,000	*	25,000	15,000	-	*

Leader & Co. Finance (2001) Ltd. (18)	1,020,602	3.8%	591,553	429,049	-	*

Mahog 1 (19)	36,800	*	23,000	13,800	-	*

Mahog 5 (20)	147,200	*	92,000	55,200	-	*

Migdal Brazil and Latin America Mutual Fund (21)	24,000	*	15,000	9,000	-	*

Migdal BRIC Mutual Fund (22)	8,000	*	5,000	3,000	-	*

Migdal Dikla China Mutual Fund (23)	96,000	*	60,000	36,000	-	*

Migdal Dikla Turkey Mutual Fund (24)	11,200	*	7,000	4,200	-	*

Migdal Dikla US Mutual Fund (25)	20,800	*	13,000	7,800	-	*

Migdal Hamizrach Harachok Mutual Fund (26)	20,800	*	13,000	7,800	-	*

Migdal Hodu Mutual Fund (27)	128,000	*	80,000	48,000	-	*

Provident Fund of the Hebrew University of Jerusalem Ltd. (28)	320,000	1.2%	125,000	75,000	120,000	*

Mr. Rafi Silman (29)	128,000	*	40,000	24,000	64,000	*

SAMC LLC (30)	66,667	*	41,667	25,000	-	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (a)	Percentage of Common Stock Outstanding	Number of Issued Shares Being Offered Hereby (b)	Number of Warrant Shares Being Offered Hereby (c)	Number of Shares of Common Stock to be Owned After Completion of the Offering (d)	Percentage of Common Stock Outstanding After Completion of the Offering
T.P. Technology Pharmaceuticals Ltd. (31)	800,000	3.0%	500,000	300,000	-	*

Mrs. Tania Spivak and Mr. Eldad Spivak	65,600	*	41,000	24,600	-	*

Mr. Todd Patkin (32)	557,817	2.1%	100,000	60,000	397,817	1.5%

Mr. Trevor Colley	160,000	*	100,000	60,000	-	*

Mr. Yehoshua Abramovich (33)	144,000	*	40,000	24,000	80,000	*

Yelin Lapidot Gemel (B) (34)	38,400	*	24,000	14,400	-	*

Yelin Lapidot Hishtalmut (B) (35)	43,200	*	27,000	16,200	-	*

Yelin Lapidot Keren Hishtalmut (36)	144,000	*	90,000	54,000	-	*

Yelin Lapidot Kupa Merkazit Le'pitzuim (37)	24,000	*	15,000	9,000	-	*

Yelin Lapidot Kupat Gemel (38)	179,200	*	112,000	67,200	-	*

Yelin Lapidot Kupat Gemel Menayatit (39)	96,000	*	60,000	36,000	-	*

Mr. Yoel Yogev	67,200	*	42,000	25,200	-	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (a)	Percentage of Common Stock Outstanding	Number of Issued Shares Being Offered Hereby (b)	Number of Warrant Shares Being Offered Hereby (c)	Number of Shares of Common Stock to be Owned After Completion of the Offering (d)	Percentage of Common Stock Outstanding After Completion of the Offering
Yokor Investments Ltd. (40)	112,000	*	70,000	42,000	-	*

Mr. Yom Tov Sidi (41)	1,645,687	6.0%	400,000	240,000	1,005,687	3.7%

R. Weissberg Consulting and Management Ltd. (42)	7,200	*	-	7,200	-	*

Yoav Consultants Ltd. (43)	11,400	*	-	11,400	-	*

Rodman & Renshaw, LLC (44)	171,955	*	-	45,833	126,122	*

Mr. Ronen Ulman (45)	7,902	*	-	6,250	1,652	*

ROS Financial Consulting (46)	10,000	*	-	6,250	3,750	*

* indicates percentages that are below 1%.

(a)
Except as otherwise noted, and pursuant to applicable community property laws, each person or entity set forth in the table has sole voting and investment power with respect to all shares of common stock listed as owned by that person or entity.  Shares beneficially owned include shares that may be acquired pursuant to options and warrants exercisable within 60 days of the date of this prospectus.  Although not exercisable until on or after April 18, 2011, for clarity, the Warrant Shares are included in this column.  The information in this table is based on 26,429,278 shares of common stock outstanding as of November 24, 2010.

(b)
The number of shares in the column “Number of Issued Shares Being Offered Hereby” represents all of the Issued Shares that each Selling Shareholder may offer under this prospectus. We do not know how long the Selling Shareholders will hold the Issued Shares before selling them or how many Issued Shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Shareholders regarding the sale of any of the Issued Shares.

(c)
The number of shares in the column “Number of Warrant Shares Being Offered Hereby” represents all of the Warrant Shares that each Selling Shareholder may offer under this prospectus. We do not know if the Selling Shareholders will exercise the Warrants, or any part thereof, and in case they do, how long the Selling Shareholders will hold the Warrant Shares before selling them or how many Warrant Shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Shareholders regarding the exercise of the Warrants or the sale of any of the Warrant Shares.

(d)	Assumes the sale of all the Shares. The Selling Shareholders may, however, sell all, some or no portion of the Shares.

(1)	Mr. Eythan Salman has voting and/or investment control over A.S. Bartman Investments Ltd.

(2)	Mr. Konrad Ackerman has voting and/or investment control over Alpha Capital Anstalt.

(3)	In addition to his Shares, Mr. Avinoam Wagner owns 28,686 shares of common stock and warrants to purchase 17,212 shares of common stock which may be exercised within 60 days.

(4)
In addition to its Shares, Cranshire Capital, L.P. owns warrants to purchase 347,826 shares of common stock which may be exercised within 60 days.  Mr. Mitchell P. Kopin has voting and/or investment control over securities held by Cranshire Capital, L.P.

(5)
In addition to its Shares, DAFNA Lifescience Ltd. owns warrants to purchase 31,860 shares of common stock which may be exercised within 60 days. Mr. Nathan Fischel has voting and/or investment control over DAFNA Lifescience Ltd.

(6)
In addition to its Shares, DAFNA Lifescience Market Neutral Ltd. owns warrants to purchase 23,520 shares of common stock which may be exercised within 60 days. Mr. Nathan Fischel has voting and/or investment control over DAFNA Lifescience Market Neutral Ltd.

(7)
In addition to its Shares, DAFNA Lifescience Select Ltd. owns warrants to purchase 78,548 shares of common stock which may be exercised within 60 days. Mr. Nathan Fischel has voting and/or investment control over DAFNA Lifescience Select Ltd.

(8)	In addition to his Shares, Mr. Dani Younisian owns 40,000 shares of common stock and warrants to purchase 24,000 shares of common stock which may be exercised within 60 days.

(9)
In addition to the Shares, Mr. David Nissim owns directly 50,000 Shares of common stock and warrants to purchase 30,000 Shares of common stock which may be exercised within 60 days.  Mr. Nissim is deemed to beneficially own additional 112,000 Shares owned by Gaya D Ltd. (see note (13) below) which are not included next to Mr. Nissim’s name in the table.

(10)	In addition to its Shares, Mr. Eliezer Chen owns 33,036 shares of common stock and warrants to purchase 19,822 shares of common stock which may be exercised within 60 days.

(11)	Mr. Dron Azmon and Mr. Alon Azmon beneficially own the securities held by Fidelity Venture Capital and have investment control and/or voting power over said securities.

(12)	Mr. Mitchell P. Kopin has voting and/or investment control over the securities held by Freestone Advantage Partners, L.P.

(13)	Mr. David Nissim has voting and/or investment control over Gaya D Ltd. See also note (9) above.

(14)
In addition to its Shares, GCA Strategic Investment Fund Limited owns warrants to purchase 303,290 shares of common stock which may be exercised within 60 days. Mr. Lewis N. Lester Sr. has voting and/or investment control over said securities.

(15)	Industries and Investments of Sefen Limited is a public company listed on the Tel-Aviv Stock Exchange. Mr. Moran Sternleib has voting and/or investment control over this Selling Shareholder.

(16)	Mr. Brett Cohen has voting and/or investment control over JGB Capital LP.

(17)	Mr. Brett Cohen has voting and/or investment control over JGB Capital Offshore Ltd.

(18)
Mr. Amir Vardi has voting and/or investment control over the securities held by Leader & Co. Finance (2001) Ltd.  Leader & Co. Finance (2001) Ltd. acted as our Israeli placement agent in the Private Placement and received cash compensation as well as a Warrant to purchase up to 74,117 of our shares of common stock.  Leader & Co. Finance (2001) Ltd. purchased such Warrant for its own account and without a view of distribution thereof, or distribution of the Warrant Shares underlying such Warrant. Leader & Co. Finance (2001) Ltd. is not in the business of buying and selling securities, directly or through a broker; however, in connection with the issuance of the 74,117 Warrants mentioned above it may be deemed an underwriter.

(19)
Mahog 1 is a mutual fund incorporated under the laws of the State of Israel. The investment committee of Yelin Lapidot Portfolio Management has voting and/or investment control over the securities held by Mahog 1.

(20)
Mahog 5 is a mutual fund incorporated under the laws of the State of Israel. The investment committee of Yelin Lapidot Portfolio Management has voting and/or investment control over the securities held by Mahog 5.

(21)
Migdal Brazil and Latin America Mutual Fund is a mutual fund incorporated under the laws of the State of Israel. The investment committee of Migdal Mutual Funds Ltd. has voting and/or investment control over the securities held by Migdal Brazil and Latin America Mutual Fund.

(22)
Migdal BRIC Mutual Fund is a mutual fund incorporated under the laws of the State of Israel. The investment committee of Migdal Mutual Funds Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(23)
Migdal Dikla China Mutual Fund is a mutual fund incorporated under the laws of the State of Israel. The investment committee of Migdal Mutual Funds Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(24)
Migdal Dikla Turkey Mutual Fund is a mutual fund incorporated under the laws of the State of Israel. The investment committee of Migdal Mutual Funds Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(25)
Migdal Dikla US Mutual Fund is a mutual fund incorporated under the laws of the State of Israel. The investment committee of Migdal Mutual Funds Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(26)
Migdal Hamizrach Harachok Mutual Fund is a mutual fund incorporated under the laws of the State of Israel. The investment committee of Migdal Mutual Funds Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(27)
Migdal Hodu Mutual Fund is a mutual fund incorporated under the laws of the State of Israel. The investment committee of Migdal Mutual Funds Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(28)
In addition to its Shares, Provident Fund of the Hebrew University of Jerusalem Ltd. owns 75,000 shares of common stock and warrants to purchase 45,000 shares of common stock which may be exercised within 60 days. Provident Fund of the Hebrew University of Jerusalem Ltd. is a provident fund incorporated under the laws of the State of Israel. The investment committee of Provident Fund of the Hebrew University of Jerusalem Ltd. has voting and/or investment control over the securities held by Provident Fund of the Hebrew University of Jerusalem Ltd.

(29)	In addition to its Shares, Mr. Rafi Silman owns 40,000 shares of common stock and warrants to purchase 24,000 shares of common stock which may be exercised within 60 days.

(30)	Mr. Brett Cohen has voting and/or investment control over SAMC LLC.

(31)	Mr. Gil Rosenfeld and Ms. Yael Sitruk Rosenfeld have voting and/or investment control over T.P. Technology Pharmaceuticals Ltd.

(32)	In addition to his Shares, Mr. Todd Patkin owns 397,817 shares of common stock.

(33)	In addition to his Shares, Mr. Yehoshua Abramovich owns 50,000 shares of common stock and warrants to purchase 30,000 shares of common stock which may be exercised within 60 days.

(34)
Yelin Lapidot Gemel(B) is a provident fund incorporated under the laws of the State of Israel. The investment committee of Yelin Lapidot Provident Funds Management Ltd. has voting and/or investment control over the over the securities held by Yelin Lapidot Gemel.

(35)
Yelin Lapidot Hishtalmut(B) is a provident fund incorporated under the laws of the State of Israel.  The investment committee of Yelin Lapidot Provident Funds Management Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(36)
Yelin Lapidot Keren Hishtalmut is a provident fund incorporated under the laws of the State of Israel.  The investment committee of Yelin Lapidot Provident Funds Management Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(37)
Yelin Lapidot Kupa Merkazit Le'pitzuim is a provident fund incorporated under the laws of the State of Israel.  The investment committee of Yelin Lapidot Provident Funds Management Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(38)
Yelin Lapidot Kupat Gemel is a provident fund incorporated under the laws of the State of Israel.  The investment committee of Yelin Lapidot Provident Funds Management Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(39)
Yelin Lapidot Kupat Gemel Menayatit is a provident fund incorporated under the laws of the State of Israel.  The investment committee of Yelin Lapidot Provident Funds Management Ltd. has voting and/or investment control over the securities held by this Selling Shareholder.

(40)	Mr. Yohanan Korman has voting and/or investment control over Yokor Investments Ltd.

(41)	In addition to his Shares, Mr. Yom Tov Sidi owns 400,000 shares of common stock and warrants to purchase 605,687 shares of common stock which may be exercised within 60 days.

(42)
Mr. Ron Weissberg has voting and/or investment control over R. Weissberg Consulting and Management Ltd.  R. Weissberg Consulting and Management Ltd. received the Warrant as compensation for its services facilitating the Private Placement, and received such Warrant for its own account and without a view of distribution thereof, or of the Warrant Shares underlying such Warrant. R. Weissberg Consulting is not in the business of buying and selling securities, directly or through a broker; however, it may be deemed to be an underwriter with respect to the Shares included next to its name in the table.

(43)
Mr. Yohanan Korman has voting and/or investment control over Yoav Consultants Ltd.  Yoav Consultants Ltd. received the Warrant as compensation for its services facilitating the Private Placement, and received such Warrant for its own account and without a view of distribution thereof, or of the Warrant Shares underlying such Warrant.  Yoav Consultants Ltd. is not in the business of buying and selling securities, directly or through a broker, however, it may be deemed to be an underwriter with respect to the Shares included next to its name in the table.

(44)
In addition to its Shares, Rodman & Renshaw, LLC owns warrants to purchase 126,122 shares of common stock which may be exercised within 60 days. Mr. David Horin has voting and/or investment control over the Shares included next to Rodman & Renshaw, LLC’s name in the table.  Rodman & Renshaw, LLC acted as our U.S. placement agent in the Private Placement and received cash compensation as well as a Warrant to purchase up to 45,833 of our shares of common stock.   Rodman & Renshaw, LLC received such Warrant for its own account and not with a view to distribution thereof or the Warrant Shares underlying such Warrant in contravention of the Securities Act. In addition, Rodman & Renshaw, LLC served as placement agent in two other private placements that we conducted in the last three years.  Rodman & Renshaw is a registered broker-dealer, and therefore is an underwriter of the Shares set forth in the table.

(45)
In addition to his Shares, Mr. Ronen Ulman owns warrants to purchase 1,652 shares of common stock which may be exercised within 60 days.  Mr. Ulman received the Warrant as compensation for his services facilitating the Private Placement.  Mr. Ronen Ulman received such Warrant for his own account and without a view of distribution thereof, or of the Warrant Shares underlying such Warrant.  Mr. Ulman is not in the business of buying and selling securities, directly or through a broker, however, he may be deemed to be an underwriter with respect to the Shares included next to his name in the table.

(46)
In addition to its Shares, ROS Financial Consulting Ltd. owns warrants to purchase 3,750 shares of common stock which may be exercised within 60 days.  Ms. Ruhama Salman has voting and/or investment control over ROS Financial Consulting Ltd.  this Selling Shareholder received the Warrant as compensation for its services facilitating the Private Placement, and received such Warrant for its own account and without a view of distribution thereof, or of the Warrant Shares underlying such Warrant.  ROS Financial Consulting Ltd. is not in the business of buying and selling securities, directly or through a broker, however, it may be deemed to be an underwriter with respect to the Shares included next to its name in the table.

THE PRIVATE PLACEMENTS PURSUANT TO WHICH WE ISSUED
SECURITIES TO THE SELLING SHAREHOLDERS

On October 18, 2010, we consummated securities purchase transactions with certain investors, pursuant to which we agreed to sell to such investors the 4,375,000 Issued Shares at a price of $1.20 per share. We also issued to such investors, for no additional consideration, Warrants to purchase up to 2,624,999 shares of common stock, at an exercise price per share of $1.80.  Such Warrants are exercisable for a term of three and a half years, commencing on April 18, 2011.  In addition, we issued to two placement agents and other entities who provided services to facilitate the Private Placement Warrants to purchase up to 151,050 shares of common stock, as partial remuneration for their services.  The exercise price of 105,217 of the 151,050 Warrants is $1.20 per share of common stock, and the remaining Warrants have an exercise price of $1.80 per share of common stock.  74,117 of the 151,050 Warrants are exercisable for three years commencing on April 18, 2011, and the remaining 76,933 are exercisable for a period of two to five years commenting on October 18, 2010.

The aggregate net proceeds from the sale of the Issued Shares and the Warrants was approximately $5,009,000.

DESCRIPTION OF COMMON STOCK

For a description of the material terms and provisions of our common stock and any other class of our securities which qualifies or limits our common stock, please see the description of our capital stock in our Registration Statement on Form 8-A, as amended, filed with the SEC on December 10, 2007, which is incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

           The Selling Shareholders, which as used herein include donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Shares or interests therein, the Selling Shareholders may loan or pledge the Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering, except for proceeds from cash exercise of Warrants.

The Selling Shareholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  Rodman and Renshaw, LLC, one of the Selling Shareholders, is a registered broker-dealer and is therefore an “underwriter” within the meaning of the Securities Act.

To the extent required, the Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby has been passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester, LLP, Boston, Massachusetts.

EXPERTS

The financial statements of Pluristem Therapeutics Inc. appearing in Pluristem Therapeutics Inc.’s Annual Report (Form 10-K) for the fiscal year ended June 30, 2010, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s to continue as a going concern as described in Note 1.b. to the consolidated financial statements), included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC also maintains a website, the address of which is www.sec.gov. That site also contains our annual, quarterly and current reports, proxy statements, information statements and other information.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

We also maintain a website at www.pluristem.com, through which you can access our SEC filings. The information set forth on our website and on the SEC’s website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)        Our Annual Report on Form 10-K for the fiscal year ended June 30, 2010;

(2)        Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010;

(3)        Our Current Report on Form 8-K, as filed with the SEC on October 12, 2010;

(4)        Our Current Report on Form 8-K, as filed with the SEC on October 18, 2010; and

(5)        The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 10, 2007, as amended.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of this registration statement and prior to its effectiveness and (2) until all of the Shares have been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and the accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at MATAM Advanced Technology Park, Building No. 20, Haifa, 31905, Israel, Attention: Yaky Yanay, (+972) 74 710 7171.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the resale of securities being registered hereby, all of which will be borne by the registrant. The Selling Shareholders will incur additional expenses if they sell any Shares.  All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$703.62
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Miscellaneous	2,000
Total expenses	$17,703.62

Item 15.  Indemnification of Directors and Officers.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Nevada.  In addition, our Articles of Incorporation provide that a director or officer of the company shall not be personally liable to the company or our stockholders for damages for breach of fiduciary duty as a director or officer, but such statement shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the provisions described in this paragraph by stockholders of the company will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer of the company for acts or omissions prior to such repeal or modification.

Further, our Articles of Incorporation provide that every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the company, or who is serving at the request of the company as a director or officer of another company, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification will be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the company as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the company. Such right of indemnification will not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this paragraph above.

We have obtained directors and officers insurance for the benefit of its directors and its officers.

Item 16.  Exhibits and Financial Statement Schedules.

The exhibits to this Registration Statement are listed in the Exhibit Index following the signature page of this Registration Statement.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)      That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Haifa, State of Israel, on November 29, 2010.

PLURISTEM THERAPEUTICS INC.

By:	/s/ Zami Aberman
Zami Aberman
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the date indicated below; and each of the undersigned officers and directors of Pluristem Therapeutics Inc. hereby constitute and appoint Zami Aberman and Yaky Yanay, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable Pluristem Therapeutics Inc. to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Signature	Title	Date

/s/ Zami Aberman Zami Aberman	Chief Executive Officer, Director and Chairman of the Board (Principal Executive Officer)	November 29, 2010

/s/ Yaky Yanay Yaky Yanay	Chief Financial Officer (Principal Financial and Accounting Officer)	November 29, 2010

____________ Mark Germain	Director

/s/ Israel Ben-Yoram Israel Ben-Yoram	Director	November 29, 2010

____________ Isaac Braun	Director

/s/ Hava Meretzki Hava Meretzki	Director	November 29, 2010

/s/ Nahum Rosman Nahum Rosman	Director	November 29, 2010

____________ Shai Pines	Director

/s / Doron Shorrer Doron Shorrer	Director	November 25 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated October 18, 2010 issued by the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated October 12, 2010)
4.2
Form of Regulation D Securities Purchase Agreement dated October 11, 2010 for Common Stock and Warrants of the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 12, 2010)

4.3
Form of Regulation S Securities Purchase Agreement  dated October 12, 2010 for Common Stock and Warrants of the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 12, 2010)

5.1*	Opinion of Zysman Aharoni, Gayer and Sullivan & Worcester LLP
23.1	Consent of Zysman Aharoni, Gayer Sullivan & Worcester LLP, (included in Exhibit 5.1)
23.2*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
24.1*	Power of Attorney (See page II-4 of this Registration Statement).

*	Filed herewith.